UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ARCTIC CAT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION REGARDING THE PROPOSAL TO ELECT ONE OF THE MEMBERS

OF THE BOARD OF DIRECTORS OF ARCTIC CAT INC.

Arctic Cat Inc. (“we”, “our”, “us”, or the “Company”) will hold its annual meeting of shareholders on August 7, 2014. We have filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement setting forth the matters to be voted on at the annual meeting, including the election of three director nominees that the proxy statement identifies.

We received a report from ISS Proxy Advisory Services (“ISS”) with their recommendations to their respective institutional clients on how to vote their shares of the Arctic Cat Inc. common stock at our annual meeting. ISS has recommended, among other things, a vote in favor of all directors, except for Kenneth J. Roering.

ISS did not recommend a vote in favor of Dr. Roering because he attended less than 75% of the total number of meetings of our Board of Directors (the “Board”) and of Committees of the Board on which he served during the fiscal year ended March 31, 2014. During fiscal 2014, Dr. Roering attended ten out of fifteen meetings (66.7%) of our Board and Committees on which he served. He attended four out of six in-person Board meetings and missed one telephonic Board meeting (57.1%) and attended six out of eight meetings held by Committees on which he served (75.0%).

We ask our shareholders to please consider the following:

•

Dr. Roering missed one of the in-person Board meetings and two Committee meetings, all of which were held on the same day, due to an unexpected family emergency. If this absence were excluded, and Dr. Roering was able to attend on that day, Dr. Roering’s attendance would have been 86.7% of all meetings of the Board and Committees on which he served in fiscal 2014.

•	Dr. Roering attended 100% of all meetings of our Board and the Committees on which he served in fiscal 2013.

•	Dr. Roering has attended 100% of all meetings of our Board and Committees on which he serves to date in fiscal 2015.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES, INCLUDING DR. ROERING.

Additional Information and Where to Find It

At our annual meeting, our shareholders will vote on the election of three director nominees for a three-year term, the approval of an amendment to our Restated Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections, an advisory vote on the Company’s named executive officer compensation and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2015. The Company has filed a definitive proxy statement with the SEC to be used to solicit shareholder approval of the election of the director nominees and approval of the other three proposals. Our shareholders are urged to read the definitive proxy statement regarding the matters to be voted on and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about us and the matters to be voted on. You can obtain a free copy of the definitive proxy statement, as well as other filings containing information about the Company with the SEC, at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that are incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to Arctic Cat Inc., Corporate Secretary, 505 Highway 169 North, Suite 1000, Plymouth, MN 55441, or at our Investor Relations page on our corporate website at www.arcticcat.com.

Arctic Cat Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting. Information regarding our directors and executive officers and the interests of those participants may be obtained by reading our definitive proxy statement and our Annual Report on Form 10-K for the year ended March 31, 2014.